Exhibit 99.1

RELEASE: IMMEDIATE
GETTY REALTY CORP. ANNOUNCES
FINANCIAL RESULTS FOR THE QUARTER AND YEAR ENDED
DECEMBER 31, 2006

JERICHO, NY, February 6, 2007 --- Getty Realty Corp. (NYSE-GTY) today reported its financial results for the quarter and year ended December 31, 2006.

Net earnings were $9.8 million for the quarter ended December 31, 2006 and $11.0 million for the quarter ended December 31, 2005, a decrease of $1.2 million. Net earnings were $42.7 million for the year ended December 31, 2006 and $45.4 million for the year ended December 31, 2005, a decrease of $2.7 million.

Revenues from rental properties increased by $1.0 million to $72.4 million for the year ended December 31, 2006 due to additional rental revenues from properties acquired in 2005 and 2006 and rent escalations. The increases in revenues from acquisitions and escalations were offset by lower deferred rental income, as described below, which resulted in a net decrease in revenues from rental properties of $0.2 million to 18.1 million for the quarter ended December 31, 2006. Net earnings for the quarter and year ended December 31, 2006 decreased principally due to higher environmental, general and administrative and interest expenses and lower income tax benefits, which were partially offset by lower rental property expenses as compared to the prior year periods.

Mr. Leo Liebowitz, Chairman of the Board and Chief Executive Officer commented, “I am pleased that the acquisitions completed in 2005 and 2006 continue to be accretive despite the increase in interest expense caused by higher interest rates. These acquisitions contributed additional rent revenues of $0.3 million for the quarter and $1.3 million for the year end periods. Although environmental expenses for 2006 have increased, when they are being compared to the atypically low expenses reported in the comparable 2005 periods, we remain on target with our environmental program. As we have previously reported, we continue to expect quarter to quarter fluctuations in accrued estimated environmental expenses. Our results, and the cash flow provided by our business, for the quarter and year ended December 31, 2006 remain in line with our expectations.”

Funds from operations, or FFO, were $11.5 million and adjusted funds from operations, or AFFO, were $10.8 million for the quarter ended December 31, 2006. FFO decreased by $0.5 million, and AFFO increased by $.02 million, as compared to the prior year period. FFO were $49.0 million and AFFO were $45.3 million for the year ended December 31, 2006. FFO decreased by $3.2 million, and AFFO decreased by $1.3 million, as compared to the prior year period.

The changes in FFO and AFFO for the quarter and year ended December 31, 2006 were primarily due to the changes in net earnings described above but exclude the improvement in earnings due to lower depreciation and amortization expense for the quarter and year ended December 31, 2006 and higher gains on dispositions of real estate of $0.3 million for the year end period. The changes in FFO and AFFO also exclude the reduction in earnings due to lower gains on property dispositions of $0.7 million for the quarter ended December 31, 2006. Decreases in deferred rental revenues for the quarter and year ended December 31, 2006 and in income tax benefit for the year end period (which are included in net earnings and FFO but are excluded from AFFO) aggregated $0.7 million for the quarter and $2.0 million for the year ended December 31, 2006, as compared to the respective prior year periods. FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are defined and reconciled to net earnings in the financial tables at the end of this release.

Diluted earnings per share was $0.40 per share for the quarter ended December 31, 2006, a decrease of $0.05 per share as compared to the quarter ended December 31, 2005. Diluted FFO per share was $0.46 per share, a decrease of $0.02 per share as compared to the quarter ended December 31, 2005. Diluted AFFO per share was $0.44 per share for the quarter ended December 31, 2006, an increase of $0.01 per share as compared to the quarter ended December 31, 2005.

Diluted earnings per share was $1.73 per share for the year ended December 31, 2006, a decrease of $0.11 per share compared to the year ended December 31, 2005. Diluted FFO per share was $1.98 per share, a decrease of $0.13 per share as compared to the year ended December 31, 2005. Diluted AFFO per share for the year ended December 31, 2006 was $1.83 per share, a decrease of $0.05 per share as compared to the year ended December 31, 2005.

Rent received was $17.4 million for the quarter and $69.4 million for the year ended December 31, 2006, as compared with $16.9 million for the quarter and $67.2 million for the year period ended in 2005. The increases in rent received were primarily due to rental income from property acquisitions and rent escalations. In addition to rent received, revenues from rental properties include deferred rental revenues accrued due to recognition of rental income on a straight-line basis. Deferred rental revenues decreased to $0.7 million for the quarter and $3.0 million for the year ended December 31, 2006, as compared to $1.4 million and $4.2 million for the respective prior year periods. As a result, revenues from rental properties decreased by $0.2 million for the quarter and increased by $1.0 million for the year ended December 31, 2006, as compared to the respective prior year periods.

Rental property expenses decreased by $1.7 million to $2.3 million for the quarter and by $2.0 million to $9.7 million for the year ended December 31, 2006. The decreases in rental property expenses for the quarter and year ended December 31, 2006 were primarily due to a $1.5 million non-recurring charge recorded in the fourth quarter of 2005 due to the change in accounting for rent expense from a contractual to a straight-line basis. The decreases in rental property expenses also reflect the effect of lease terminations. The impact on the results for the quarter from the $1.5 million charge was offset by $0.8 million of income related to prior periods for early lease terminations of $0.3 million and a gain on dispositions of real estate resulting from a taking by eminent domain of $0.5 million. As a result, net earnings for the quarter ended December 31, 2005 were negatively impacted by $0.7 million.

Environmental expenses, net for the quarter ended December 31, 2006 increased by $1.3 million to $1.9 million as compared to $0.6 million for the quarter ended December 31, 2005. The increase was primarily due to a $1.2 million increase in the change in estimated environmental costs. Environmental expenses, net for the year ended December 31, 2006 increased by $3.1 million to $5.5 million as compared to $2.4 million for the year ended December 31, 2005. The increase was primarily due to a $1.9 million increase in the change in estimated environmental costs and a $1.2 million increase in environmental related litigation expenses and legal fees. Change in estimated environmental costs increased in 2006 as compared to 2005 due to additional expenses resulting from the imposition by state regulators of more stringent remediation requirements for projects in the State of New Jersey and an increase in rates paid for environmental remediation services. Environmental related litigation expenses and legal fees were $1.4 million for 2006 as compared to $0.2 million for 2005, which prior period includes a $0.6 million net reduction in environmental related litigation loss reserve estimates.

General and administrative expenses increased by $0.3 million to $1.5 million for the quarter and by $0.7 million to $5.6 million for the year ended December 31, 2006, as compared to $1.2 million and $4.9 million for the respective prior year periods. The increase was due to increased insurance expense and professional fees for the quarter and higher professional fees for the year end period.

Interest expense increased by $0.3 million to $0.9 million for the quarter and by $1.8 million to $3.5 million for the year ended December 31, 2006, as compared to $0.6 million and $1.8 million for the respective prior year periods. Interest expense increased primarily due to additional borrowings used to finance the acquisition of properties and higher interest rates. In April 2006 Getty Realty Corp. entered into a five year interest rate swap which effectively fixed the LIBOR component of the interest rate determined under its credit agreement on $45.0 million of its borrowings.

Other income decreased by $0.7 million to $0.5 million for the quarter and increased by $0.3 million to $1.9 million for the year ended December 31, 2006, as compared to the respective prior year periods. Other income includes gains on dispositions of real estate, which is excluded from FFO and AFFO, of $0.4 million for the quarter and $1.6 million for the year ended December 31, 2006, as compared to $1.1 million and $1.3 million for the respective prior year periods.

Getty Realty Corp.’s Fourth Quarter Earnings Conference Call is scheduled for tomorrow, Wednesday, February 7, 2007 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 719-457-2637 five to ten minutes before the scheduled start time and reference pass code 7654469. If you cannot participate in the live event, a replay will be available beginning on February 7, 2007 at noon though midnight, February 9, 2007. To access the replay, please dial 719-457-0820 and reference pass code 7654469.

Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership and leasing of motor fuel/convenience store properties and petroleum distribution terminals. The Company owns and leases approximately 1,050 properties in the Eastern United States.

CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE “FORWARD LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES”, “EXPECTS”, “PLANS”, “PROJECTS”, “ESTIMATES” AND SIMILAR EXPRESSIONS ARE USED IN THIS RELEASE, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. FOR EXAMPLE, THE STATEMENT THAT WE REMAIN ON TARGET WITH OUR ENVIRONMENTAL PROGRAM IS A FORWARD-LOOKING STATEMENT. INFORMATION CONCERNING FACTORS THAT COULD CAUSE GETTY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE FORWARD LOOKING RESULTS CAN BE FOUND IN ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, AS WELL AS IN THE OTHER FILINGS IT MAKES WITH THE SECURITIES AND EXCHANGE COMMISSION. GETTY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

GETTY REALTY CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	December 31,	December 31,
Assets:	2006	2005

Real Estate:
Land	$180,409	$171,839
Buildings and improvements	203,149	198,656
	383,558	370,495
Less - accumulated depreciation and amortization	(116,089)	(109,800)
Real estate, net	267,469	260,695

Deferred rent receivable	32,297	29,287
Cash and equivalents	1,195	1,247
Recoveries from state underground storage tank funds, net	3,845	4,264
Mortgages and accounts receivable, net	3,440	3,129
Prepaid expenses and other assets	1,037	1,359
Total assets	$309,283	$299,981

Liabilities and Shareholders' Equity:

Debt	$45,194	$34,224
Environmental remediation costs	17,201	17,350
Dividends payable	11,284	11,009
Accounts payable and accrued expenses	10,029	9,515
Total liabilities	83,708	72,098
Commitments and contingencies
Shareholders' equity:
Common stock, par value $.01 per share; authorized
50,000,000 shares; issued 24,764,765 at December 31, 2006 and 24,716,614 at December 31, 2005	248	247
Paid-in capital	258,647	257,766
Dividends paid in excess of earnings	(32,499)	(30,130)
Accumulated other comprehensive loss	(821)	-
Total shareholders' equity	225,575	227,883
Total liabilities and shareholders' equity	$309,283	$299,981

GETTY REALTY CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005

Revenues from rental properties	$18,071	$18,341	$72,405	$71,377

Operating expenses:
Rental property expenses	2,335	4,035	9,732	11,770
Environmental expenses, net	1,937	642	5,490	2,428
General and administrative expenses	1,484	1,158	5,607	4,925
Depreciation and amortization expense	2,080	2,084	7,883	8,113
Total operating expenses	7,836	7,919	28,712	27,236
Operating income	10,235	10,422	43,693	44,141

Other income, net	491	1,208	1,859	1,578
Interest expense	(920)	(598)	(3,527)	(1,765)
Net earnings before income taxes	9,806	11,032	42,025	43,954

Income tax benefit	-	-	700	1,494

Net earnings	$9,806	$11,032	$42,725	$45,448

Net earnings per common share:
Basic	$.40	$.45	$1.73	$1.84
Diluted	$.40	$.45	$1.73	$1.84

Weighted average shares outstanding:
Basic	24,757	24,716	24,735	24,711
Stock options and restricted stock units	24	26	24	18
Diluted	24,781	24,742	24,759	24,729

Dividends declared per share	$.455	$.445	$1.820	$1.760

GETTY REALTY CORP. AND SUBSIDIARIES
RECONCILIATION OF NET EARNINGS TO FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
Net earnings	$9,806	$11,032	$42,725	$45,448

Depreciation and amortization of real estate assets	2,080	2,084	7,883	8,113
Gains on dispositions of real estate	(429)	(1,132)	(1,581)	(1,309)
Funds from operations	11,457	11,984	49,027	52,252
Deferred rental revenue (straight-line rental revenue)	(665)	(1,432)	(3,010)	(4,170)
Income tax benefit	-	-	(700)	(1,494)
Adjusted funds from operations	$10,792	$10,552	$45,317	$46,588

Diluted per share amounts :
Earnings per share	$.40	$.45	$1.73	$1.84
Funds from operations per share	$.46	$.48	$1.98	$2.11
Adjusted funds from operations per share	$.44	$.43	$1.83	$1.88

Diluted weighted average shares outstanding	24,781	24,742	24,759	24,729

In addition to measurements defined by generally accepted accounting principles (“GAAP”), Getty also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, non-FFO items reported in discontinued operations and extraordinary items. Other REITs may use definitions of FFO and/or AFFO that are different than Getty’s and, accordingly, may not be comparable.

Getty believes that FFO is helpful to investors in measuring its performance because FFO excludes various items included in GAAP net earnings that do not relate to, or are not indicative of, Getty’s fundamental operating performance such as gains or losses from property dispositions and depreciation and amortization of real estate assets. In Getty’s case, however, GAAP net earnings and FFO include the significant impact of deferred rental revenue (straight-line rental revenue) on its recognition of revenues from rental properties, which results primarily from fixed rental increases scheduled under certain leases with its tenants. In accordance with GAAP, the aggregate minimum rent due over the initial term of these leases is recognized on a straight-line basis rather than when due. GAAP net earnings and FFO for the year ended December 31, 2006 and 2005 also include income tax benefits recognized due to the elimination of, or net reduction in, amounts accrued for uncertain tax positions related to being taxed as a C-corp. prior to 2001. As a result, Getty pays particular attention to AFFO, a supplemental non-GAAP performance measure that Getty defines as FFO less straight-line rental revenue and income tax benefit. In Getty’s view, AFFO provides a more accurate depiction than FFO of the impact of scheduled rent increases under these leases and Getty’s election to be taxed as a REIT beginning in 2001. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity.

GETTY REALTY CORP. AND SUBSIDIARIES
SUPPLEMENTAL TAX REPORTING INFORMATION FOR
COMMON DIVIDENDS PAID
YEAR ENDED DECEMBER 31, 2006

			Box 1a	Box 2a	Box 3
		Total	Total	Total
Record	Payable	Dividends	Ordinary	Capital Gain	Nondividend
Date	Date	Per Share	Dividends	Distributions	Distributions

01/03/2006	01/12/2006	$0.445000	$0.391645	$0.000918	$0.052437
03/30/2006	04/13/2006	0.455000	0.400446	0.000938	0.053616
06/29/2006	07/13/2006	0.455000	0.400446	0.000938	0.053616
09/28/2006	10/12/2006	0.455000	0.400446	0.000938	0.053616
Totals		$1.810000	$1.592983	$0.003732	$0.213285

Contact	Thomas J. Stirnweis
(516) 478-5403